Exhibit 10.10

CAPITAL SOUTHWEST CORPORATION

Amended and Restated Restricted Stock Agreement

WHEREAS, the Capital Southwest Corporation (the “Company”) and __________ (the “Holder”) currently are parties to a Restricted Stock Agreement, dated __________ (the “Prior Agreement”), whereby the Company granted restricted stock to the Holder under the Capital Southwest Corporation 2010 Restricted Stock Award Plan (the “Plan”);

WHEREAS, pursuant to Section 12 of the Plan the Company has reserved the authority to amend and restate the Prior Agreement in the event of any change in the outstanding common stock of the Company by reason of any stock dividend, split, spin-off, recapitalization, merger, consolidation, combination, extraordinary dividend, exchange of shares or other change affecting the outstanding common stock of the Company;

WHEREAS, effective as of 11:59 p.m. Central Time on September 30, 2015 (the “Effective Time”), the Company separated its industrial products, coatings, sealants, and adhesives and specialty chemicals businesses from its other businesses through a spin-off of those businesses to its stockholders, which resulted in the distribution of 100% of the outstanding stock in CSW Industrials, Inc. (“CSWI”) to the holders of common stock of the Company (the “Share Distribution”);

WHEREAS, the Board of Directors of the Company has approved the adjustment of all equity compensation awards granted under the Plan in connection with the Share Distribution;

WHEREAS, the Company now desires to amend and restate the Prior Agreement, to be effective as of the Effective Time; and

WHEREAS, this Amended and Restated Agreement Restricted Stock Agreement (this “Agreement”) shall amend, restate, supersede and completely replace the Prior Agreement as of the Effective Time.

NOW, THEREFORE, the Company has amended and restated the Prior Agreement as follows:

Date of Grant:

Name of Holder:

Number of Shares:

Vesting Schedule:	_______ Equal Annual Installments Beginning ______ __, 2016

The Company hereby awards to the Holder the number of shares of the presently authorized but unissued Common Stock, $1.00 par value per share, of the Company (the “Restricted Stock”) set forth above pursuant to the Plan.

To the extent not controlled by the terms and conditions contained in the Plan, the terms and conditions of the Restricted Stock granted hereby shall be governed by this Agreement as follows:

1.	No Right to Continued Employee Status

Nothing contained in this Agreement shall confer upon the Holder the right to the continuation of his or her Employee status, or to interfere with the right of CSWI or its subsidiaries, as applicable, to terminate such relationship.

2.	Vesting of Restricted Stock

(a)	The Restricted Stock shall vest in accordance with the Vesting Schedule set forth above if the Holder remains an Employee of the Company or a member of the Company Group on each vesting date.

(b)	Notwithstanding anything in this Agreement or the Plan to the contrary, employment with CSWI or one of its subsidiaries after the Share Distribution will be deemed to be employment with the Company under the Plan, and a Termination of Service from CSWI and all of its subsidiaries after the Share Distribution will be deemed to be a Termination of Service from the Company under the Plan, notwithstanding that CSWI ceases to be an affiliate of the Company.

(c)	In the event that the Holder has become obligated to return all or a portion of his or her shares of Restricted Stock to the Company due to a forfeiture of such shares pursuant to this Agreement, and the Holder shall fail to deliver the certificates representing such shares in accordance with the terms of this Agreement, the Company may, at its option, in addition to all other remedies it may have, upon written notice to the Holder cancel on its books the certificates representing the shares to be returned to the Company and thereupon all of the rights of the Holder in and to said shares shall terminate. The Company shall not be obligated to give notice to any holder of shares of Restricted Stock if such holder does not appear on the stock transfer ledger of the Company as the registered holder of such shares.

3.	Change in Control

(a)	Notwithstanding anything in this Agreement or the Plan to the contrary, for purposes of this Agreement a CSWI Change in Control shall also be treated as a Change in Control.

(b)	For purposes of this Agreement, a “CSWI Change in Control” means any of the following events:

(i)	any one person, or more than one “person” acting as a group, acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such person(s)) ownership of the common stock of CSWI possessing fifty-one percent (51%) or more of the total voting power of the common stock of CSWI;

(ii)	individuals who at any time during the term of this Agreement constitute the board of directors of CSWI (the “CSWI Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election or nomination for election was approved by a vote of at least seventy-five percent (75%) of the directors comprising the CSWI Incumbent Board (either by a specific vote or by approval of the proxy statement of CSWI in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (ii) considered as though such person were a member of the CSWI Incumbent Board;

(iii)	any consolidation or merger to which CSWI is a party, if following such consolidation or merger, stockholders of CSWI immediately prior to such consolidation or merger shall not beneficially own securities representing at least thirty-three and one third percent (33 1/3%) of the combined voting power of the outstanding voting securities of the surviving or continuing corporation; or

(iv)	any sale, lease, exchange or other transfer (in one transaction or in a series of related transactions) of all, or substantially all, of the assets of CSWI, other than to an entity (or entities) of which CSWI or the stockholders of CSWI immediately prior to such transaction beneficially own securities representing at least fifty-one percent (51%) of the combined voting power of the outstanding voting securities.

4.	Retention of Certificates

The certificate(s) representing the shares of Restricted Stock granted hereby will be stamped or otherwise imprinted with the legend required by the Plan with respect to any applicable restrictions on the sale or transfer of such shares, and the stock transfer records of the Company will reflect stop transfer instructions with respect to such shares.  At the election of the Company, the Company may retain the certificate(s) representing the shares of Restricted Stock granted to the Holder pursuant to this Agreement until such time as the vesting restrictions have lapsed and the restrictions on the transfer of such Restricted Stock have terminated or are removed by the Board of Directors.  Within a reasonable time thereafter, the Company will deliver to the Holder a new certificate representing such shares, free of the legend referred to herein.  The issuance of such certificate shall not affect any restrictions upon the transferability of such shares pursuant to applicable law or otherwise.

5.	Restrictions on Transfer

Any shares of Restricted Stock granted hereunder shall not be sold, assigned, transferred, pledged or otherwise encumbered until such shares are fully vested.  The spouse of the Holder shall execute a signature page to this Agreement as of the date hereof and agree to be bound in all respects by the terms hereof to the same extent as the Holder.  The spouse further agrees that should he/she predecease the Holder or become divorced from the Holder, any of the shares of Restricted Stock which such spouse may own or in which he/she may have an interest shall remain subject to this Agreement.

6.	Dividends and Other Distributions

The Holder shall be entitled to receive cash dividends or cash distributions declared and paid with respect to shares of Restricted Stock.  Any such cash dividends or cash distributions shall be paid within thirty (30) days after the corresponding cash dividends or cash distributions are paid to the shareholders.  The Holder shall also have the right to receive stock dividends or stock distributions with respect to shares of Restricted Stock.  With respect to any unvested shares of Restricted Stock, the stock dividends or stock distributions shall likewise be restricted and shall vest on the same schedule as the Restricted Stock as to which such stock dividend or stock distribution relates.

7.	Voting of Restricted Stock

The Holder shall be entitled to vote shares of Restricted Stock subject to the rules and procedures adopted by the Committee for this purpose.

8.	Notices

Any notice required to be given pursuant to this Agreement or the Plan shall be in writing and shall be deemed to be delivered upon receipt or, in the case of notices by the Company, five (5) days after deposit in the U.S. mail, postage prepaid, addressed to the Holder at the address last provided for his or her employee records.

9.	Agreement Subject to Plan; Applicable Law

This Agreement is made pursuant to the Plan and shall be interpreted to comply therewith.  Any provision of this Agreement inconsistent with the Plan shall be considered void and replaced with the applicable provision of the Plan.  For the avoidance of doubt, in the event Section 2 or Section 3 of this Agreement are inconsistent with the Plan, the terms of Section 2 and Section 3 of this Agreement shall govern.  This Agreement shall be governed by the laws of the State of Texas and subject to the exclusive jurisdiction of the courts therein.  Unless otherwise provided herein, capitalized terms used herein that are defined in the Plan and not defined herein shall have the meanings set forth in the Plan.